Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

OF

WARRANTS OF
SAEXPLORATION HOLDINGS, INC.

Pursuant to the Prospectus/Offer to Exchange dated ____________, 2013

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•	the Warrant certificates are not immediately available,

•	the procedure for book-entry transfer cannot be completed on a timely basis, or

•	time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and any other required documents, to reach Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date (as defined below).

TO:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Depositary

17 Battery Place, 8th Floor

New York, New York 10004

Attention: Corporate Actions Department

Facsimile No.: (212) 616-7610

The undersigned acknowledges: (i) receipt of the Prospectus/Offer to Exchange, dated ______, 2013 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer of SAExploration Holdings, Inc. (the “Company”), a Delaware corporation formerly named Trio Merger Corp., to each holder of warrants to purchase common stock, par value $0.0001 per share, of the Company (“Warrants”), to receive one share of common stock of the Company in exchange for every ten Warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”); and (ii) that the Offer will be open until _________, 2013 at 5:00 p.m., Eastern Time, unless the Offer is earlier withdrawn or extended by the Company. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive one share of common stock of the Company for every ten Warrants tendered by such holder and exchanged. Any Warrant holder that participates in the Offer may tender less than all of its Warrants for exchange.

No fractional shares of common stock of the Company will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of a share of common stock of the Company on the Nasdaq Global Market on the last trading day of the Offer Period.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary, as described in the section of the Prospectus/Offer to Exchange entitled “The Offer—Procedure for Tendering Warrants for Exchange—Guaranteed Delivery Procedures.” The method of delivery of all required documents is at your option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

Your signature on this Notice of Guaranteed Delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, if the instructions to the Letter of Transmittal require a signature on a Letter of Transmittal to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you tender for exchange, upon the terms and subject to the conditions described in the Prospectus/Offer to Exchange and in the Letter of Transmittal, the number of Warrants specified below pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Offer to Exchange entitled “The Offer—Procedure for Tendering Warrants for Exchange—Guaranteed Delivery Procedures.”

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DESCRIPTION OF WARRANTS TENDERED

List below the Warrants to which this Notice of Guaranteed Delivery relates. If the space below is inadequate, list the registered Warrant certificate numbers on a separate signed schedule and affix the list to this Notice of Guaranteed Delivery.

Warrant Certificate(s) and Number of Warrants Tendered for Exchange (2) (Attach Additional List if Necessary)
Name(s) and Address(es) of Registered Holder(s) of Warrants	Certificate Number(s) (1)	Total Number of Warrants Evidenced by Certificate(s)	Number of Warrants Tendered (2)

Totals:

(1) The certificate number(s) need not be provided by book-entry holders. See below on this page.

(2) Unless otherwise indicated above, it will be assumed that all Warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

☐	CHECK HERE IF THE WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

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SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

Address

City, State, Zip Code

Telephone Number

Date

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GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Warrants tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Offer to Exchange and the Letter of Transmittal into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three (3) Over-the-Counter Bulletin Board quotation days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants to the Depositary, or confirmation of receipt of the Warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature

Name (Please Print)

Title

Name of Firm

Address

City, State, Zip Code

Telephone Number

Date

NOTE: DO NOT SEND WARRANT CERTIFICATES WITH THIS FORM. WARRANT CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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